Exhibit 10.5

AMENDMENT TO MANAGEMENT AGREEMENT

This Amendment is made on June 13, 2005 to that certain Management Agreement made as of December 13, 2004 by and between Franklin Electronic Publishers, Inc., a Pennsylvania corporation, with principal place of business at One Franklin Plaza, Burlington, New Jersey 08016-4907 (“Franklin” or “the Company”) and Centaurus Limited, a Hong Kong company, with principal place of business at 3005 Universal Trade Centre, 3 Arbuthnot Rd. Central, Hong Kong SAR (“Centaurus”) (the “Agreement”). The parties wish to extend the Term of the Agreement on the terms and conditions set forth in this Amendment and therefore agree as follows:

1. Extension of the Term and Management Work: The Term of the Agreement is hereby extended to run from June 14, 2005 through December 12, 2005 subject to Franklin’s decision to enter into an employment relationship with Baile on terms acceptable to Franklin and Baile. The Management Work to be performed by Baile during the extension of the Term shall be as directed by Barry Lipsky, President of Franklin.

2. Increase in Payments: Paragraph 2 of the Agreement is modified as follows: During the extension of the Term as set forth above, Franklin agrees to pay to Centaurus the sum of US$18,000 per month, which represents an increase of US$3000 per month over the previous agreed upon sum of US$15,000 per month, for its acceptable performance of Management Work.

3. General: This Amendment is the entire agreement relating to the matters set forth herein. Capitalized terms as used herein shall have the same meanings as used in the Agreement. All provisions of the Agreement not modified or abrogated hereby shall remain in full force and effect.

IN WITNESS WHEREOF, INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have executed this Amendment as of the date set forth below.

FRANKLIN ELECTRONIC PUBLISHERS, INC.

By:	/s/ Barry Lipsky
Barry J. Lipsky, President
Date:	June 13, 2005

CENTAURUS LIMITED

By:	/s/ Matthew Baile
Its:	Matthew Baile, Managing Director
Date:	June 13, 2005